EXHIBIT 99.1

ME2C® Environmental Announces Debt Repayment Agreement with Alterna Capital Partners

Debt Repayment and Exchange to Simplify Capital Structure Ahead of Planned Near-Term Uplisting

CORSICANA, TX, June 2, 2021 -- Midwest Energy Emissions Corp. (OTCQB: MEEC) (“ME2C Environmental” or the “Company”), a leading environmental technologies firm, today announced that it has entered into a debt repayment agreement with AC Midwest Energy LLC (“Alterna”), an affiliate of Alterna Capital Partners, a registered investment advisor, which will repay all existing secured and unsecured debt obligations presently held by Alterna.

Pursuant to the Debt Repayment and Exchange Agreement with Alterna, ME2C Environmental shall repay the existing $0.3 million secured note outstanding in cash as well as the existing $13.2 million principal amount outstanding under an unsecured note through a combination of cash and stock. Alterna is also entitled to a certain non-recourse profit share under the unsecured note which will be satisfied also through a combination of cash and stock.

“Alterna is a trusted partner whose ongoing support has enabled us to further strengthen our financial position and secure the bright future of our business,” said Richard MacPherson, Chief Executive Officer of ME2C Environmental. “This debt repayment and exchange will fortify our balance sheet through the removal of more than $13.5 million in debt, positioning the Company for an anticipated uplisting in 2021. I look forward to leveraging this momentum as we continue to execute upon our business plan, creating sustainable, long-term value for our shareholders.”

The completion of the transaction described herein is subject to various closing conditions. The foregoing is qualified in its entirety by a more complete discussion of the transaction, which will be set forth in a Form 8-K to be filed by the Company.

About ME2C® Environmental

ME2C Environmental (OTCQB: MEEC), is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C’s leading-edge services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit http://www.me2cenvironmental.com/.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward-looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding ME2C Environmental. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission.

ME2C Environmental Contact:
Stacey Hyatt
Corporate Communications
ME2C Environmental
Main: 614-505-6115 x-1001
Direct: 404-226-4217
shyatt@me2cenvironmental.com

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
949-546-6326
MEEC@mzgroup.us
www.mzgroup.us

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